FUND AGREEMENT


This Agreement dated as of the 13th day of March, 2003 is made by and among Nationwide Financial Services, Inc. ("NFS") (including any affiliates and/or subsidiaries listed on Exhibit A), the STI Classic Variable Trust (each a "Fund" and collectively the "Funds"), a Massachusetts business trust, and Trusco Capital Management, Inc., ("Trusco") as Investment Adviser to the Funds.

WHEREAS, NFS or a subsidiary or affiliate thereof (collectively referred to as "NFS Affiliate/Subsidiary") provides administrative and/or recordkeeping services to variable contracts, which may include, but are not limited to, variable annuity contracts, variable life insurance policies and various retirements plans which meet the definition of retirement plans under Sections 401, 403 and 457 of the Internal Revenue Code (the "Code") (collectively, "Contracts"); and

WHEREAS NFS, the Funds and Trusco mutually desire the inclusion of the Funds as investment options in the Contracts, which may be issued through separate accounts ("Variable Accounts") registered under the Investment Company Act of 1940; and

WHEREAS, the Contracts allow for the allocation of net amounts received by NFS to sub-accounts or to the Fund for investment in shares of the Funds; and

WHEREAS, selection of a particular investment option is made by the contract owner or by participants in various types of retirement plans and such contract owners and/or participants may reallocate their investments among the investment options in accordance with the terms of the Contracts; and

NOW THEREFORE, NFS,Trusco and the Funds, in consideration of the promises and undertakings described herein, agree that the Funds will be made available as investment options in Contracts offered by NFS subject to the following:

REPRESENTATIONS AND UNDERTAKINGS

REPRESENTATIONS BY NFS

NFS or an NFS Affiliate/Subsidiary agrees to perform certain administrative services ("Services") as listed on Exhibit C.

NFS represents that the NFS Affiliates/Subsidiaries, including the Contracts and Variable Accounts, have been established and are in good standing under the state law in which they were organized. The Contracts and Variable Accounts are registered under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless otherwise exempt there from pursuant to Section 3(a)(2) of the 1933 Act or Section 3(c)(11) of the 1940 Act.

NFS and its agents shall make no representations concerning the Funds, Trusco, any of their affiliates or Fund shares except those contained in the Funds' then current prospectuses, Statements of Additional Information or other documents produced by the Funds (or an entity on its behalf) which contain information about the Funds. NFS agrees to allow a reasonable period of time for the Funds to review any advertising and sales literature drafted by NFS (or agents on its behalf) with respect to the Funds, prior to use and prior to submitting such material to any regulator.

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NFS acknowledges that the identity of the Funds' (and its affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of the Funds or its affiliates. This provision shall survive termination of this Agreement.

NFS acknowledges that the services provided for under this Agreement by the Funds and Trusco are not exclusive and that the same skill will be used in performing services for other companies in similar contexts.

NFS represents that the Contracts marketed as annuity contracts and/or life insurance policies are currently treated as annuity contracts and/or life insurance policies under the appropriate provisions of the Code and applicable insurance law, and that it shall make every effort to maintain such treatment. NFS will promptly notify the Funds upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance policies, or that the Contracts may not be so treated in the future.

NFS represents that where applicable, the Variable Accounts are "segregated asset accounts" and that interests in such Variable Accounts are offered exclusively through the purchase of a "variable contract", within the meaning of such terms pursuant to Section 1.817-5(f)(2) of the Federal Tax Regulations, and that it shall make every effort to continue to meet such definitional requirements. NFS shall promptly notify the Funds upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

NFS represents that it maintains and knows of no reason why it cannot or will not during the term hereof, maintain adequate offices, personnel and computer and other equipment to perform the services contemplated by this Agreement.

NFS intends to adopt anti-money laundering procedures as soon as practicable after final regulations applicable to NFS are issued by the United States Department of Treasury in accordance with the requirements of the U.S. Patriot Act. The parties to this agreement shall acknowledge the adoption of these procedures upon implementation by amendment to this Agreement.

NFS represents that to the extent Fund shares are purchased by plan participants through a defined contribution plan, the arrangements provided for in this Agreement may be disclosed to the defined contribution plan sponsors through their representatives.

NFS represents that it will not be a "fiduciary" with respect to the provision of the services contemplated herein to any Plan(s) as such term is defined in
Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code.

NFS represents that the receipt of the fees and the provision of the services contemplated herein to any Plan(s) will not constitute a non-exempt "prohibited transaction" as such term is defined in Section 406 of ERISA and Section 4975 of the Code.

At all times NFS shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement.

NFS represents that it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity. NFS further represents, warrants and covenants that:

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           (a)    it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;

           (b) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

           (c) the arrangements and fees provided for in this Agreement may be disclosed to the Contracts;

           (d) if services required to be performed by NFS as set forth in this Agreement are required to be performed by a registered broker dealer, they will be performed by a registered broker dealer affiliate of NFS;

           (e) it will maintain comprehensive general liability coverage and will carry a fidelity bond covering it and each of its employees and authorized agents with limits of not less than those considered commercially reasonable and appropriate under current industry practices, each issued by a qualified insurance carrier with a Best's rating of at least "A"; and

           (f) its internal control structure over the processing and transmission of instructions for Fund transactions is suitably designed to prevent or detect on a timely basis instructions received after close of trading from being aggregated with instructions received before close of trading, and to minimize errors that could result in late transmission of instructions to the Funds.

NFS agrees not to redeem Funds shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or
(ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, NFS will promptly furnish to the Funds the opinion of counsel for NFS to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

REPRESENTATIONS BY THE FUNDS

Each Fund party represents that it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity. Each Fund party further represents, warrants and covenants that:

           (a) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement, and at all times it shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement;

           (b) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

           (c) all of its directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

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The Funds acknowledge that they receive substantial savings as a result of NFS performing those Services listed on Exhibit C on behalf of the Funds.

The Funds and their agents shall make no representations about NFS except those contained in publicly available documents or other documents produced by NFS (or an entity on its behalf).

The Funds agree to allow a reasonable period of time for NFS to review any advertising and sales literature drafted by the Funds (or agents on their behalf) with respect to NFS prior to use and prior to submitting such material to any regulator.

The Funds acknowledge that the identity of NFS (and its affiliates' and/or subsidiaries') customers and that all information maintained about those customers constitute the valuable property of NFS. This provision shall survive termination of this Agreement.

The Funds acknowledge that the services provided for under this Agreement by NFS or an NFS Affiliate/Subsidiary are not exclusive and that the same skill will be used in performing services for other companies in similar contexts.

The Funds represent that the Funds are currently qualified as regulated investment companies under Subchapter M of the Code, and that the Funds shall make every effort to maintain such qualification. The Funds shall promptly notify NFS upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that they may not qualify as such in the future.

The Funds represent that any insurance Funds utilized in the Contracts currently comply with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations, if required, and that such Funds will make every effort to maintain the Funds' compliance with such diversification requirements, unless the Funds are otherwise exempt from
Section 817(h) and/or except as otherwise disclosed in each Fund's prospectus.

The Funds will notify NFS promptly upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that the Funds might not so qualify in the future.

REPRESENTATIONS BY TRUSCO

Trusco represents that it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity. Trusco further represents, warrants and covenants that:

           (a) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement; and

           (b) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

           (c) it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance with any applicable state and federal securities laws.

Trusco and its agents shall make no representations about NFS except those contained in publicly available documents or other documents produced by NFS (or an entity on its behalf).

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Trusco agrees to allow a reasonable period of time for NFS to review any advertising and sales literature drafted by Trusco (or agents on its behalf) with respect to NFS prior to use and prior to submitting such material to any regulator.

Trusco acknowledges that the identity of NFS (and its affiliates' and/or subsidiaries') customers and that all information maintained about those customers constitute the valuable property of NFS. This provision shall survive termination of this Agreement.

Trusco acknowledges that the services provided for under this Agreement by NFS or an NFS Affiliate/Subsidiary are not exclusive and that the same skill will be used in performing services for other companies in similar contexts.

Each party shall notify the others promptly in the event that it becomes unable for any reason to perform the services contemplated by, or any other of its obligations under, this Agreement.

CONFIDENTIALITY

PRIVACY AND CONFIDENTIALITY OF INFORMATION

(a) Definitions. For purposes of this Section, the following definitions apply:

       1. "Customer" means an individual who seeks to obtain or obtains a Nationwide product.

       2. "Customer Information" means non-public personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated there under ("GLBA").

       3. "Confidential Information" means any data or information regarding proprietary or confidential information concerning each of the parties. Confidential Information does not include information that (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the Receiving Party or by violation of this Agreement; (b) was lawfully received by the Receiving Party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the Receiving Party prior to receipt thereof directly or indirectly from the Disclosing Party (as hereinafter defined);
             (d) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; or, (e) is subsequently and independently developed by employees, consultants or agents of the Receiving Party without reference to or use of the Confidential Information disclosed under this Agreement.

(b) Each of the parties agree that they will maintain the confidentiality of Confidential and Customer Information received from each other using reasonable care, which shall not be less than the degree of care used for its own Confidential and Customer Information.

(c) Each of the parties agree to comply with all laws, rules, regulations and ordinances relating to privacy, confidentiality, security, data security and the handling of Customer Information, which may from time to time be established.

(d) Each of the parties agree not to disclose or use any Customer Information in performance under this Agreement other than (i) in performance of its obligations under this Agreement; (ii) as authorized by the Customer;
       (iii) for purposes of self-evaluation; or (iv) as permitted by Law.

(e) Each of the parties warrants to the other that it shall not disclose to any person any Confidential Information, which it may acquire in the performance of this Agreement; nor shall it use such

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       Confidential Information for any purposes other than to fulfill its contractual obligations under this Agreement.

(f) Each party shall provide information and data back-up procedures and information security so as to reasonably ensure that the other parties' Confidential and Customer Information is not lost or modified.

       1. Each party warrants that it will reasonably monitor, evaluate and adjust its information security systems and procedures in response to internal and external threats to information security, relevant changes in technology, and changes in the sensitivity of Confidential and Customer Information. Each party shall promptly notify the other parties of: (i) any material unauthorized possession, use, or knowledge, or attempt thereof, of the data-processing files, transmission messages or other Confidential and Customer Information by any person or entity that may become known; (ii) the effect of such; and (iii) the corrective action taken in response thereto.

       2. During the term of this Agreement, and for one (1) year following termination:

             a. Each party will have the right to conduct a remote or on-site audit of any of the other parties ("audited party") at the initiating party's discretion and expense, to review the information and data security systems and processes of other party, at any time during regular business hours, upon no less than five (5) business days prior notice. Such audit and review may be performed by the initiating party, its agent, or an independent third party bound by a Nondisclosure Agreement no less restrictive than contained herein, and may include reasonable testing of the systems and procedures. Any such security tests will be scheduled by mutual agreement of the parties. The audited party agrees to promptly grant reasonable access to logs, policies, records, or other materials reasonably required for the initiating party to perform the audit, but this access will be limited to the audited party's facilities. The initiating party will reasonably determine the extent and methodology of the testing subject to the approval of audited party, such approval not to be unreasonably withheld. Further, the audited party may make available to the initiating party the results of any third party's or its own testing, monitoring and auditing of such systems and procedures; provided, however, that the audited party will not be required to make available any such results which would breach confidentiality obligations between the audited party and any third parties.

             b. Should such an audit, test or review reveal that the audited party's security procedures or its contemplated services do not protect Confidential and Customer Information, and the audited party agrees with said audit, test or review conclusions, then the audited party will take reasonable steps to complete and install modifications, the cost, expense, and allocation of which will be agreed upon by the parties, to its security systems or implement recommended changes to its operating systems to meet the security requirements of the initiating party, its regulators, and the provisions of applicable law.

(g) This section shall survive and continue in full force and effect notwithstanding the expiration or termination of the Agreement.

TRADING

Subject to the terms and conditions of this Agreement, NFS shall be appointed to, and agrees to act, as a limited agent of the Funds for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the close of regular trading each

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Business Day. A "Business Day" shall mean any day on which the New York Stock
Exchange is open for trading and on which the Fund calculates its net asset value as set forth in the Fund's most recent prospectus and Statement of Additional Information. Except as particularly stated in this paragraph, NFS shall have no authority to act on behalf of the Funds or to incur any cost or liability on its behalf.

Until such time as the Funds and NFS are able to utilize the National Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ("DCC&S") Fund/SERV system; the Funds will use their best efforts to provide to NFS, or its designated agent, closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 7:00 p.m. Eastern Time each Business Day. NFS or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day's contract transactions. Orders derived from, and in amounts equal to, instructions received by NFS prior to the Close of Trading on the New York Stock Exchange on any Business Day ("Day 1") shall be transmitted without modification (except for netting or aggregating such orders) to the Funds by 9:00 A.M. Eastern Time on the next Business Day. Such trades will be effected at the net assets value of each Fund's shares calculated as of the Close of Trading on Day 1. The Funds will not accept any order made on a conditional basis or subject to any delay or contingency. NFS shall only place purchase orders for shares of Funds on behalf of its customers whose addresses recorded on NFS' books are in a state or other jurisdiction in which the Funds are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by the Funds.

Until such time as the Funds and NFS are able to utilize the DCC&S Fund/SERV system, each party shall, as soon as practicable after its receipt of an instruction or confirmation, verify its receipt of such instruction or confirmation, and in the absence of such verification, such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other. Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

     a) For those purchase orders not transmitted via the DCC&S Fund/SERV system, NFS shall initiate payment to the Funds or its designated agent in federal funds no later than 1:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by the Funds pursuant to this Agreement.

     b) For those redemption orders not transmitted via the DCC&S Fund/SERV system, the Funds or its designated agent shall initiate payment in federal funds no later than 1:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by the Funds pursuant to this Agreement.

At such time as the Funds and NFS are able to transmit information via the NSCC's DCC&S Fund/SERV System:

     a) Orders derived from, and in amounts equal to, instructions received by NFS prior to the Close of Trading on Day 1 shall be transmitted without modification (except for netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to the Funds no later than 5:00 A.M. Eastern Time on the Next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

     b) The Funds and NFS shall mutually agree there may be instances when orders shall be transmitted to the Funds via facsimile no later than 9:00 A.M. rather than through the DCC&S Fund/SERV system. In such instances, such orders shall be transmitted to the Funds via facsimile no later than 9:00 A.M. Eastern Time on the next Business Day.

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     c)  With respect to purchase and redemption orders received by the Funds on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as the Funds and NFS are able to transmit information via the DCC&S Fund/SERV system; the Funds or its designated agent shall send to NFS, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which NFS has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by NFS following such net purchase or redemption. The Funds or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for NFS to receive such confirmations no later than 11:00 A.M. Eastern Time the next Business Day. The Funds or its designated agent will transmit to NFS via DCC&S NETWORKING system those Networking activity files reflecting account activity. In addition, within five (5) business days after the end of each month, the Funds or its affiliate will send NFS a statement of account which shall confirm all transactions made during that particular month in the account.

DOCUMENTS AND OTHER MATERIALS

DOCUMENTS PROVIDED BY NFS

NFS agrees to provide the Funds upon written request, any reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that the Funds may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

MAINTENANCE OF RECORDS

NFS shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services contemplated by this agreement and in making Fund shares available to the Contracts. Upon the request of the Funds, NFS shall provide copies of all records relating to transactions between the Contracts and the Funds to enable the Funds or their representatives to comply with any request of a governmental body or self-regulatory organization. NFS agrees that it will permit the Funds or their representatives to have reasonable access to NFS's personnel and records in order to facilitate the monitoring of the quality of the services to by provided under this Agreement. NFS shall maintain or provide for redundant facilities and shall maintain or provide for back-up files of its records maintained hereunder and shall store such back-up files in a secure off-premises location, so that in the event of a power failure or other interruption of whatever cause at the location of its records, such records are maintained intact and transactions can be processed at another location.

DOCUMENTS PROVIDED BY THE FUNDS

Within ten (10) Business Days after the end of each calendar month, the Funds shall provide NFS, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

The Funds shall promptly provide NFS, or cause NFS to be provided with, a reasonable quantity of the Funds' prospectuses, Statements of Additional Information and any supplements thereto.

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NOTICE

Each notice required by this Agreement shall be given in writing to:

Nationwide Financial Services, Inc.          Trusco Capital Management, Inc
One Nationwide Plaza 1-09-V3                 50 Hurt Plaza, Suite 1400
Columbus, Ohio 43215                         Atlanta, GA 30303
Attention:  Securities Officer               Attention:  Paul L. Robertson, III
FAX NUMBER:  614-677-2295                    FAX NUMBER: 404-575-2978


STI Classic Variable Trust
Attn: Timothy B. Barto, Vice President       SEI Investments Company
One Freedom Valley Drive                     Attn: General Counsel
Oaks, PA 19456                               One Freedom Valley Drive
FAX NUMBER: 484-676-2533                     Oaks, PA 19456
                                             FAX NUMBER: 484-676-1074

Any party may change its address by notifying the other party(ies) in writing.

VOTING

For Variable Accounts that are registered under the 1940 Act and so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, NFS shall distribute all proxy material furnished by the Funds (provided that such material is received by NFS or its designated agent at least 10 Business Days prior to the date scheduled for mailing to contract owners) and shall vote Fund shares in accordance with instructions received from the contract owners who have interests in such Fund shares. NFS shall vote the Fund shares for which no instructions have been received in the same proportion as Fund shares for which said instructions have been received from the contract owners, provided that such proportional voting is not prohibited by a contract owner's plan or trust document, if applicable. NFS and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Fund shares.

EXPENSES

All expenses incident to the performance by NFS under this Agreement shall be paid by NFS. Likewise, all expenses incident to the performance by the Funds under this Agreement shall be paid by the Funds.

NFS shall not bear any of the expenses for the cost of registration of the Funds' shares, preparation of the Funds' prospectuses, proxy materials, and reports and the preparation of other related statements and notices required by law except as otherwise mutually agreed upon by the parties to the Agreement.

Should a Fund no longer be available in an NFS contract, the Funds shall be responsible for any and all expenses incurred as a result of removing such Fund as an available investment option under the Contract.

Should NFS desire to no longer have a Fund available in an NFS contract, NFS shall be responsible for any and all expenses incurred as a result of removing such Fund as an available investment option under the Contract.

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Should removal of a fund as an available investment option be mutually desired by the parties, the parties agree to equally share any expenses incurred as a result of removing such Fund as an available investment option.

Both NFS and the Funds agree to provide reasonable advance notice of the election to remove a fund as an available investment option in order to permit the parties to file documentation as may be required under applicable law.

CONFLICTS

Each party agrees to inform the other of the existence of, or any potential for, any material conflicts of interest between the parties and any possible implications of the same.

It is agreed that if it is determined by a majority of the members of the Boards of Directors of the Funds, or a majority of the Funds' disinterested Directors, that a material conflict exists caused by NFS, NFS shall at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

INDEMNIFICATION

Each party shall promptly notify the other party(ies) in writing of any situation which presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party's expense, in defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall admit to wrong-doing nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party's prior written consent. Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

INDEMNIFICATION BY NFS

NFS agrees to indemnify and hold harmless the Funds and Trusco and each of their directors, officers, employees, agents and each person, if any, who controls the Funds or Trusco within the meaning of the 1933 Act (collectively, "Affiliated Party") against any losses, claims, damages or liabilities ("Losses") to which the Funds or Trusco or any such Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(1) Conduct, statements or representations (other than statements or representations contained in the Prospectus, Informational Brochures and sales literature and advertisements of the Funds approved by the Funds' distributor) of NFS or its agents, with respect to the sale and distribution of Contracts for which Fund shares are an investment option;
(2) The failure of NFS or an NFS Affiliate/Subsidiary to provide the services and furnish the materials under the terms of this Agreement;
(3) A breach of a material term of this Agreement or of any of the representations contained herein; or

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(4) Any failure to register the Contracts or a Variable Account that do not meet any exemptions under federal or state securities laws, state insurance laws or failure to otherwise comply with applicable laws, rules, regulations or orders;
(5) Any untrue statement of any material fact contained in information furnished by NFS; or
(6) The omission to state in the Registration Statements, Prospectuses, Informational Brochures or other similar material of the Contracts, a material fact required to be stated therein or necessary to make the statements therein not misleading.

Provided however, that NFS shall not be liable in any such case to the extent that such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to NFS by or on behalf of the Funds or Trusco specifically for use therein. NFS shall not be liable for any special, consequential or incidental damages.

This indemnity agreement shall be in addition to any liability that NFS may otherwise have.

INDEMNIFICATION BY THE FUNDS

The Funds agree to indemnify and hold harmless NFS and/or NFS Affiliate/Subsidiary and each of its directors, officers, employees, agents and each person, if any, who controls NFS or NFS Affiliate/Subsidiary within the meaning of the 1933 Act (collectively, "NFS Affiliated Party") against any Losses to which NFS, NFS Affiliate/Subsidiary or any such NFS Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(1) The Funds's failure to keep applicable Funds qualified as regulated investment companies as required by the 1940 Act and applicable regulations thereunder, and if applicable, fully diversified as is required by the Code and applicable regulations thereunder;
(2) The failure of the Funds to provide the services and furnish the materials under the terms of this Agreement;
(3) A breach of a material term of this Agreement or of any of the representations contained herein;
(4) A failure to register the Funds under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders;
(5) Any untrue statement of any material fact contained in information furnished by the Funds, including but not limited to, the Registration Statements, Prospectuses, or sales literature of the Funds; or
(6) The omission to state in the Registration Statements, Prospectuses, Informational Brochures or other similar material of the Funds, a material fact required to be stated therein or necessary to make the statements therein not misleading.

Provided however, that the Funds shall not be liable in any such case to the extent that such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to the Funds by or on behalf of NFS specifically for use therein. The Funds shall not be liable for any special, consequential or incidental damages.

This indemnity agreement shall be in addition to any liability which the Funds may otherwise have.

INDEMNIFICATION BY TRUSCO

Trusco agrees to indemnify and hold harmless NFS and/or NFS Affiliate/Subsidiary and each of its directors, officers, employees, agents and each person, if any, who controls NFS, NFS

Affiliate/Subsidiary within the meaning of the 1933 Act against any Losses to which NFS, NFS Affiliate/Subsidiary or any such NFS Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(1) The failure of Trusco to provide the services and furnish the materials provided for under the terms of this Agreement;
(2) A breach by Trusco of a material term of this Agreement or of any of the representations contained herein;
(3) A failure by Trusco to register as a registered investment adviser under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders; or
(4) Any untrue statement of any material fact contained in information furnished by Trusco.

Provided however, that Trusco shall not be liable in any such case to the extent that such statement, or such alleged statement, was made in reliance upon and in conformity with written information furnished to Trusco by or on behalf of NFS specifically for use therein.

Trusco shall not be liable for any special, consequential or incidental damages.

This indemnity agreement shall be in addition to any liability which Trusco may otherwise have.

SERVICE FEES

In consideration for the Services provided by NFS pursuant to this Agreement, Trusco will pay, or cause one of its affiliates to pay, and NFS or an NFS Affiliate/Subsidiary that is registered as a broker/dealer, will calculate and be entitled to receive from Trusco a fee ("Service Fee"). Such fee will be calculated by NFS at an annualized rate equal to the rates shown on Exhibit D of the average daily net assets of each Fund for which NFS performed administrative services during the period in which they were earned.

The Service Fees will be paid to NFS, or its designee, by electronic funds transfer as soon as practicable, but no later than 30 days after the end of the period in which they were earned. If the Fund assets administered by NFS are less than $1 billion as of December 31 of the prior calendar year, the Service Fees will be paid on a quarterly basis. Once assets are greater than $1 billion, the Service Fees will be paid on a monthly basis. The Service Fee payment will be accompanied or preceded by a statement showing the calculation of the amounts being paid by Trusco for the relevant period and such other supporting data as may be reasonably requested by NFS.

The Service Fee shall be paid by Trusco or one of its affiliates from general operating funds.

The Service Fee shall be calculated as an annualized percentage of the average aggregate amount invested in the Funds for the applicable period. The average aggregate amount shall be computed by totaling the aggregate investment on each business day during the period and dividing by the total number of Business Days during the period.

The parties agree that a Service Fee will be paid to NFS or its designee according to this Agreement with respect to each Fund as long as shares of such Fund are held by an NFS Affiliate/Subsidiary on behalf of the beneficial owners of contracts issued by an NFS Affiliate/Subsidiary. This provision will survive the termination of this Agreement.

NFS and the Funds and Trusco agree that the Service Fees described in this Agreement are for administrative and distribution services of the Funds only, and do not constitute payment in any manner for investment advisory services for the Fund or for costs of administrative and distribution services on behalf of the Contracts.

Upon providing reasonable advance notice to NFS, Trusco or the Funds may review NFS's books and records during normal business hours for the purpose of verifying the accuracy of the amounts paid or payable by Trusco under this Agreement.

COMPLIANCE WITH AGREEMENT

The forbearance or neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

TERMINATION

This Agreement shall terminate as to the availability of shares of the Funds for new Contracts:

(1) at the option of NFS or the Funds upon at least 90 days advance written notice to the other;
(2) at any time upon the Funds' election, if the Funds determine that liquidation of the Funds is in the best interest of the Funds or their beneficial owners. Reasonable advance notice of election to liquidate shall be provided to NFS in order to permit the substitution of Fund shares, if necessary, with shares of another investment company pursuant to the 1940 Act and other applicable securities regulations;
(3) if the applicable annuity contracts and life insurance policies are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules and regulations;
(4) if the Variable Accounts are not deemed "segregated asset accounts" by the applicable regulators or under applicable rules and regulations;
(5) at the option of NFS, if Fund shares are not available for any reason to meet the requirements of Contracts as determined by NFS. Reasonable advance notice of election to terminate (and time to cure) shall be furnished by NFS;
(6) at the option of NFS, if NFS shall determine, it its sole judgment reasonably exercised in good faith, that the Fund(s) or Trusco has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity, NFS shall notify the Fund(s) and Trusco in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Fund or Trusco and any other changes in circumstances since the giving of such notice, such determination of NFS shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;
(7) at the option of the Funds or Trusco, if the Funds or Trusco shall determine, it its sole judgment reasonably exercised in good faith, that NFS has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity, Funds or Trusco shall notify NFS in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by NFS and any other changes in circumstances since the giving of such notice, such determination of the Fund(s) and the Funds or Trusco shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

(8) at the option of NFS or the Funds or Trusco, upon institution of relevant formal proceedings against the broker-dealer(s) marketing the Contracts, the Variable Accounts, NFS, an NFS Affiliate/Subsidiary or the Funds by the NASD, the IRS, the Department of Labor, the SEC, state insurance departments or any other regulatory body;
(9) upon a decision by NFS, in accordance with the 1940 Act and applicable regulations, to substitute such Fund shares with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium. NFS shall give at least 60 days written notice to the Funds of any proposal to substitute Fund shares;
(10) upon assignment of this Agreement unless such assignment is made with the written consent of each party;
(11) in the event Fund shares are not registered, issued or sold pursuant to federal law and state securities laws, or such laws preclude the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by an NFS Affiliate/Subsidiary. Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur; and
(12)     by Trusco if it no longer acts as investment adviser to the Funds.

JURISDICTION

This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Ohio, without respect to its choice of law provisions and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

LIMITATION OF LIABILITY

A copy of the Funds' Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Funds as trustees and not individually, and that all obligations of this instrument are not binding upon any of the trustees, officers or shareholders of any of the Funds, or the Trust individually, but binding only upon the assets and the property of the Funds, or the Trust.


PARTNERSHIPS/JOINT VENTURES

Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

AMENDMENTS TO THIS AGREEMENT

This Agreement supersedes any and all prior Agreements made by and between the parties. This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Exhibits, executed by all parties to the Agreement.

SURVIVAL

The representations, indemnification, service fees and confidentiality obligations under this Agreement shall survive its termination.

SECTION HEADINGS

The section headings in this Agreement are for reference and convenience only and will not be construed to limit or otherwise affect the meaning of this Agreement.

EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control.

This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            NATIONWIDE FINANCIAL SERVICES, INC.



                            /S/ WILLIAM G. GOSLEE
                            -------------------------------------------------
                            By: William G. Goslee
                            Title: Vice President
                            Investment Management Relationships



                            STI CLASSIC VARIABLE TRUST



                            /S/ TIMOTHY D. BARTO
                            -------------------------------------------------
                            By: Timothy D. Barto
                            Title: Vice President



                            TRUSCO CAPITAL MANAGEMENT, INC.



                            /S/ PATRICK PAPARELLI
                            -------------------------------------------------
                            By: Patrick Paparelli
                            Title: Managing Director

                                    EXHIBIT A

      This Exhibit corresponds to the Fund Agreement dated March 13, 2003.

                            REGISTERED BROKER DEALERS
                   Nationwide Investment Services Corporation

                           AFFILIATES AND SUBSIDIARIES
                        Nationwide Life Insurance Company
                  Nationwide Life and Annuity Insurance Company
                  Nationwide Life Insurance Company of America
                 Nationwide Life and Annuity Company of America


                                VARIABLE ACCOUNTS
                           Nationwide Variable Account
                         Nationwide Variable Account-II
                          Nationwide Variable Account-3
                          Nationwide Variable Account-4
                          Nationwide Variable Account-5
                          Nationwide Variable Account-6
                         Nationwide Variable Account -7
                          Nationwide Variable Account-8
                          Nationwide Variable Account-9
                         Nationwide Variable Account-10
                         Nationwide Variable Account-11
                         Nationwide Variable Account -12
                         Nationwide Variable Account-13
                           Multi-Flex Variable Account
                        Nationwide VA Separate Account-A
                        Nationwide VA Separate Account-B
                        Nationwide VA Separate Account-C
                        Nationwide VA Separate Account-D
                         Nationwide VLI Separate Account
                        Nationwide VLI Separate Account-2
                        Nationwide VLI Separate Account-3
                        Nationwide VLI Separate Account-4
                        Nationwide VLI Separate Account-5
                        Nationwide VLI Separate Account-6
                         Nationwide VL Separate Account
                        Nationwide VL Separate Account-A
                        Nationwide VL Separate Account-B
                        Nationwide VL Separate Account-C
                        Nationwide VL Separate Account-D
                   Nationwide Provident VA Separate Account-1
                   Nationwide Provident VA Separate Account-A
                   Nationwide Provident VLI Separate Account-1
                   Nationwide Provident VLI Separate Account-A

                                    EXHIBIT B

      This Exhibit corresponds to the Fund Agreement dated March 13, 2003.

                                      FUNDS
                 STI CLASSIC VARIABLE TRUST CAPITAL APPRECIATION
                  STI CLASSIC VARIABLE TRUST GROWTH AND INCOME
                 STI CLASSIC VARIABLE TRUST INTERNATIONAL EQUITY
               STI CLASSIC VARIABLE TRUST INTERNATIONAL GRADE BOND
                    STI CLASSIC VARIABLE TRUST MID-CAP EQUITY
                STI CLASSIC VARIABLE TRUST SMALL CAP VALUE EQUITY
                  STI CLASSIC VARIABLE TRUST VALUE INCOME STOCK

                                    EXHIBIT C

                            Services Provided by NFS

Pursuant to the Agreement, NFS shall perform all administrative and shareholder services with respect to the Contracts and Plans, including but not limited to, the following:

1. Maintaining separate records for each Contract owner and each Plan, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Contract owners and Plans. Nationwide will maintain accounts with each Fund on behalf of Contract owners and Plans, and such account shall be in the name of Nationwide (or its nominee) as the record owner of shares owned by such Contract owners and Plans.

2. Disbursing or crediting to Contract owners and Plans all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3. Preparing and transmitting to Contract owners and Plans, as required by law, periodic statements showing the total number of shares owned as of the statement closing date, purchases and redemptions of Fund shares during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by Contract owners and Plans.

4. Supporting and responding to service inquires from Contract owners and Plans.

5. Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for Contract owners and Plans.

6. Generating written confirmations and quarterly statements to Contract owners and Plan participants.

7. Distributing to Contract owners and Plans, to the extent required by applicable law, Funds' prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8. Transmitting purchase and redemption orders to the Funds on behalf of the Contract owners and Plans. 9. Being responsible for any third party record keepers used by NFS.

                                    EXHIBIT D
                                TO FUND AGREEMENT


     This Exhibit corresponds with the Fund Agreement dated March 13, 2003.

------------------------------------------------------------------------------------- ----------------------------------------------
                               BASIS POINTS PER ANNUM
------------------------------------------------------------------------------------- ----------------------------------------------
         o STI Classic Variable Capital Appreciation - Variable Trust (25 Bps)          Funds available for NFS (including any
         o STI Classic Variable Growth and Income - Variable Trust (25 Bps)             affiliates and/or subsidiaries)
         o STI Classic Variable International Equity - Variable Trust (25 Bps)
         o STI Classic Variable International Grade Bond - Variable Trust (25 Bps)
         o STI Classic Variable Mid-Cap Equity - Variable Trust (25 Bps)
         o STI Classic Variable Small Cap Value Equity - Variable Trust (25 Bps)
         o STI Classic Variable Value Income Stock - Variable Trust (25 Bps)
------------------------------------------------------------------------------------- ----------------------------------------------
------------------------------------------------------------------------------------- ----------------------------------------------